EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the units representing limited partner interests in Oiltanking Partners, L.P. beneficially owned by each of them, as applicable, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: October 10, 2014	The DD LLC TRUSTEES pursuant to the Dan Duncan LLC Voting Trust Agreement

	By:	/s/ Randa Duncan Williams
Randa Duncan Williams, as Voting Trustee under the Dan Duncan LLC Voting Trust Agreement

	By:	/s/ Ralph S. Cunningham
Ralph S. Cunningham, as Voting Trustee under the Dan Duncan LLC Voting Trust Agreement

	By:	/s/ Richard H. Bachmann
Richard H. Bachmann, as Voting Trustee under the Dan Duncan LLC Voting Trust Agreement

Dated: October 10, 2014	DAN DUNCAN LLC

	By:	/s/ Richard H. Bachmann
Richard H. Bachmann, President and Chief Executive Officer

Dated: October 10, 2014	ENTERPRISE PRODUCTS HOLDINGS LLC ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC its General Partner

ENTERPRISE PRODUCTS OLPGP, INC. ENTERPRISE PRODUCTS OPERATING LLC

	By:	Enterprise Products OLPGP, Inc. its sole manager

	By:	/s/ Michael A. Creel
Name: Michael A. Creel Title: Chief Executive Officer